Exhibit 99.1

FOR IMMEDIATE RELEASE
WHEELER REAL ESTATE INVESTMENT TRUST, INC. TO PARTICIPATE
IN PANEL DISCUSSION AT THE JMP SECURITIES FINANCIAL SERVICES & REAL ESTATE CONFERENCE
Virginia Beach, VA – September 18, 2015 – Wheeler Real Estate Investment Trust, Inc. (NASDAQ:WHLR) (“Wheeler” or the “Company”) announced today that the Company’s Chief Executive Officer, Jon Wheeler, is scheduled to participate in a moderated discussion at the JMP Securities Financial Services & Real Estate Conference on Monday, September 21, 2015 at 11 am ET in New York, New York. The panel will be led by JMP Senior Analyst, Mitch Germain, and titled, “Shopping Centers: Robust Fundamentals Despite Grocery Headwinds”.

For those that wish to listen live, the panel will be broadcast and accessible via the following link: http://www.wsw.com/webcast/jmp28/panel5.

About Wheeler Real Estate Investment Trust Inc.
Headquartered in Virginia Beach, VA, Wheeler Real Estate Investment Trust, Inc. is a fully-integrated, self-managed commercial real estate investment company focused on acquiring and managing income-producing retail properties with a primary focus on grocery-anchored centers. Wheeler’s portfolio contains well-located, potentially dominant retail properties in secondary and tertiary markets that generate attractive risk-adjusted returns, with a particular emphasis on grocery-anchored retail centers.

Additional information about Wheeler Real Estate Investment Trust, Inc. can be found at the Company’s corporate website: www.whlr.us.

CONTACT:	INVESTOR RELATIONS:
-OR-

Wheeler Real Estate Investment Trust Inc.	The Equity Group Inc.

Robin Hanisch	Terry Downs

Corporate Secretary	Associate

(757) 627-9088 / robin@whlr.us	(212) 836-9615 / tdowns@equityny.com

Laura Nguyen	Adam Prior

Director of Capital Markets	Senior Vice-President

(757) 627-9088/ lnguyen@whlr.us	(212)836-9606 / aprior@equityny.com